UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 25, 2020
Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Fifth Floor, Waterloo Exchange,
Waterloo Road, Dublin 4, Ireland D04 E5W7
(Address of principal executive offices, including zip code)

011-353-1-634-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On February 25, 2020, Jazz Pharmaceuticals plc (the “Company”) issued a press release (the “Press Release”) announcing financial results for the Company for the full year and quarter ended December 31, 2019. A copy of the Press Release is furnished as Exhibit 99.1 to this current report.
The information in this Item 2.02 and in the Press Release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the Press Release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2020, the Company entered into an employment offer letter (the “Offer Letter”) with Renée D. Galá, pursuant to which Ms. Galá has agreed to serve as the Company’s Chief Financial Officer, effective as of March 16, 2020 (the “Start Date”). On the Start Date, Ms. Galá will assume the duties and responsibilities of the Company’s principal financial officer from Bruce C. Cozadd, the Company’s Chairman and Chief Executive Officer, who has been serving as the Company’s principal financial officer on an interim basis.
Previously, Ms. Galá, age 47, served as the Chief Financial Officer of GRAIL, Inc., a private healthcare company focused on the early detection of cancer, from January to June 2019. From December 2014 to January 2019, she served as Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc., a biopharmaceutical company, following its spin-out from Innoviva, Inc. Ms. Galá joined Innoviva in June 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Prior to that, Ms. Galá served in various roles in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company from 2001 to 2006. Prior to joining Eli Lilly, Ms. Galá spent seven years in the energy industry in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá serves on the board of directors of Gossamer Bio, Inc., a clinical-stage biopharmaceutical company, where she also chairs the audit committee. Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.
Under the terms of the Offer Letter, Ms. Galá’s annual base salary will initially be $600,000, and she will be a participant in the Company’s benefit and compensatory plans available to all similarly-situated employees, including the Company’s 2011 Equity Incentive Plan (the “2011 EIP”), the Company’s annual performance bonus plan (the “Bonus Plan”) and the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Plan”). Ms. Galá’s target bonus under the Bonus Plan will initially be 55% of her annual base salary. Ms. Galá will also be paid a signing bonus of $25,000.
In connection with her appointment as the Company’s Chief Financial Officer, Ms. Galá will be granted an option (the “New Hire Option”) to purchase 41,500 ordinary shares of the Company (“Ordinary Shares”) and will be granted a restricted stock unit award (the “New Hire RSUs”) covering 16,600 Ordinary Shares, in each case under, and subject to the terms and conditions of, the 2011 EIP. The exercise price of the New Hire Option will be equal to 100% of the fair market value of the Ordinary Shares on the date of grant. The New Hire Option will vest as to 25% of the Ordinary Shares subject to the New Hire Option upon the one-year anniversary of the Start Date and will vest as to the remainder of the Ordinary Shares in 36 equal monthly installments thereafter. The New Hire RSUs will vest in four equal annual installments on the anniversary of the applicable vesting commencement date. The vesting of the New Hire Option and New Hire RSUs will be subject to potential vesting acceleration as set forth in the Severance Plan and in the 2011 EIP and the award agreements thereunder. For descriptions of the 2011 EIP, the Bonus Plan and the Severance Plan, see “Executive Compensation” under Part III, Item 11 in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, filed with the U.S. Securities and Exchange Commission on April 26, 2019.
The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the 2011 EIP, the forms of award agreements thereunder and the Severance Plan that were previously filed as exhibits to the Company’s reports with the U.S Securities and Exchange Commission.

In connection with her appointment as the Company’s Chief Financial Officer, the Company expects that Ms. Galá will enter into the Company’s standard indemnification agreement that will require the Company, under the circumstances and to the extent provided for therein, to indemnify Ms. Galá to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Ms. Galá as a result of Ms. Galá being made a party to certain actions, suits, proceedings and other actions by reason of the fact that Ms. Galá is or was a director, officer, employee, consultant, agent or fiduciary of the Company or any of its subsidiaries or other affiliated enterprises.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated February 25, 2020.
104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena M. Patil
Name:	Neena M. Patil
Title:	Senior Vice President and General Counsel
Date: February 25, 2020